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[SUBJECT TO APPROVAL BY ERNST & YOUNG]                              EXHIBIT 23.2





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm in the Registration Statement (Form S-8 No. ) pertaining to the Amended and Restated 1996 Stock Option Plan and to the incorporation by reference therein of our report dated January 28, 1997, with respect to the consolidated financial statements of WFS Financial Inc in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                       ERNST & YOUNG LLP



Los Angeles, California
November 12, 1997